UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2016, Vulcan Materials Company (“Vulcan”) entered into Change of Control Employment Agreements (the “Employment Agreements”) with each of: (a) J. Thomas Hill, President and Chief Executive Officer; (b) John R. McPherson, Executive Vice President and Chief Financial and Strategy Officer; (c) Michael R. Mills, Senior Vice President and General Counsel; and (d) Stanley G. Bass, Senior Vice President – Western and Mountain West Divisions.

Each of the Employment Agreements covers a term of three years and will be automatically extended annually for subsequent three-year terms unless Vulcan gives prior notice of non-extension. In the event of a change of control, each Employment Agreement entitles the executive to continued employment with Vulcan for two years following the change of control, during which time period the executive will continue to hold a position and duties, and receive compensation and benefits, commensurate with the practices in effect during the four-month period prior to the change of control. Severance benefits under each Employment Agreement will be payable following a qualifying termination (termination by the executive for good reason or by Vulcan without cause) that occurs within two years following (or prior to, but in connection with) a change of control. A change of control is defined to include: (a) the acquisition of 30% or more of the outstanding Vulcan stock or voting power by an individual, entity or group; (b) a change in the majority of the board of directors of Vulcan that is not endorsed by the incumbent board of directors; and (c) consummation of a reorganization, merger, consolidation or similar corporate transaction that results in a new group holding at least 50% of the beneficial ownership of the outstanding Vulcan stock or voting power. Following a qualifying termination in connection with a change of control, each Employment Agreement entitles the executive to receive:

(a)	accrued obligations through the date of termination for all base salary, prior period annual incentive payments, accrued vacation, and business expenses, in each case to the extent earned and not previously paid;
(b)	a pro rata annual bonus for the fiscal year during which termination occurs;
(c)	payment equal to a multiplier of 3 times the sum of (1) the executive’s annual base salary and (2) the higher of the current full year annual bonus amount or the average bonus amount for the three prior fiscal years;
(d)	an amount equal to Vulcan contributions that would have been made on the executive’s behalf under the Vulcan 401(k) Plan or Unfunded Supplemental Benefit Plan for 3 years following termination;
(e)	healthcare benefits for 3 years following termination; and
(f)	outplacement services in an amount not to exceed $50,000.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the form of Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective January 1, 2016, Vulcan terminated the previous Form Change of Control Agreement (Double Trigger) with senior executives previously filed on a Current Report on Form 8-K on October 2, 2008, and Vulcan also terminated the previous Change of Control and Noncompetition Agreement with Mr. McPherson dated October 7, 2011 previously filed on a Current Report on Form 8-K on October 11, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form Change of Control Employment Agreement Dated January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

By:	/s/ Michael R. Mills
Name: Michael R. Mills
Title: Sr. Vice President and General Counsel

Date: January 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form Change of Control Employment Agreement Dated January 1, 2016.